TBS INTERNATIONAL PLC & SUBSIDIARIES                EXHIBIT 10.7

Date: as of January12, 2010

ADIRONDACK SHIPPING LLC
as Owner

FAIRFAX SHIPPING CORP.
as Charterer

TBS INTERNATIONAL LIMITED
as Original Guarantor

-and-

TBS HOLDINGS LIMITED
and
TBS INTERANTIONAL PUBLIC LIMITED COMPANY
as Additional Guarantors

_______________________________________________________

FOURTH AMENDATORY AGREEMENT
______________________________________________________

Amending and Supplementing the Bareboat Charter Party dated as of January 24, 2007, as amended and supplemented by the First Amendatory Agreement thereto dated as of March 26, 2009, the Second Amendatory Agreement thereto dated as of April 16, 2009, and the Third Amendatory Agreement thereto dated as of December 31, 2009 in respect of the Panamanian registered and Philippine bareboat registered SEMINOLE PRINCESS

FOURTH AMENDATORY AGREEMENT dated as of January 12, 2010 (this “Agreement”)

AMONG

(1)	ADIRONDACK SHIPPING LLC, a Marshall Islands limited liability company, as Owner (the “Owner”);

(2)	FAIRFAX SHIPPING CORP., a Marshall Islands corporation, as bareboat Charterer (the “Charterer”);

(3)	TBS INTERNATIONAL LIMITED, a Bermuda company, as guarantor (the “Original Guarantor”); and

(4)
TBS HOLDINGS LIMITED, a company organized and existing under the law of Bermuda (“TBSHL”), and TBS INTERNATIONAL PUBLIC LIMITED COMPANY, a company organized and existing under the law of Ireland (“TBSPLC”), as additional guarantors (collectively, the “Additional Guarantors” and together with the Original Guarantor, the “Guarantors”);

WITNESSETH THAT:

WHEREAS, the Owner, the Charterer and the Original Guarantor are parties to a bareboat charter party dated as of January 24, 2007, as amended and supplemented by the First Amendatory Agreement thereto dated as of March 26, 2009, the Second Amendatory Agreement thereto dated as of April 16, 2009, and the Third Amendatory Agreement thereto dated as of December 31, 2009 (as so amended and supplemented, the “Charter”).

WHEREAS, the obligations of the Charterer under the Charter are guaranteed by the Original Guarantor pursuant to Clause 53 of the Charter.

WHEREAS, upon the terms and conditions stated herein, the parties hereto have agreed to:

(a)
join the Additional Guarantors as parties to the Charter so as to have them become jointly and severally liable, together with the Original Guarantor, for the obligations of the Original Guarantor hereunder (including, without limitation, the Guarantee Obligations pursuant to Clause 53 of the Charter; and

(b)	amend certain provisions of the Charter.

NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1	DEFINITIONS

Defined terms.  Capitalized terms used but not defined herein shall have the meaning assigned such terms in the Charter.

2	JOINDER OF TBSPLC AND TBSHL AS JOINT AND SEVERAL GUARANTORS

2.1	Joinder of Additional Guarantors. In consideration of the Owner’s consent to a corporate reorganization pursuant to which, among other things:

(a)	each of TBSHL and TBSPLC were incorporated in their respective jurisdictions of incorporation;

(b)
the Original Guarantor transferred to TBSHL the shares held by the Original Guarantor in various subsidiaries in exchange for the authorized shares in TBSHL and an interest-free promissory note, thus resulting in TBSHL becoming a wholly-owned subsidiary of the Original Guarantor;

(c)	the Original Guarantor became a tax resident in Ireland by moving “management and control” to Ireland;

(d)
the outstanding shares in the Original Guarantor were cancelled and new shares in the Original Guarantor were issued to TBSPLC, thus resulting in the Original Guarantor becoming a wholly-owned subsidiary of TBSPLC; and

(e)
TBSPLC issued a number of its own ordinary shares to the Original Guarantor’s shareholders so that each such shareholder would hold the same percentage equity interest in TBSPLC as such shareholder held in the Original Guarantor, each of TBSPLC and TBSHL hereby agree to become a Guarantor under the Charter and to be jointly and severally liable, together with the Original Guarantor, for the obligations of the Original Guarantor hereunder (including, without limitation, the Guarantee Obligations pursuant to Clause 53 hereof, as amended hereby).

2.2
Acceptance of Guarantors.  The Owner hereby acknowledges and accepts TBSPLC and TBSHL as joint and several Guarantors with the Original Guarantor pursuant to the terms and conditions of the Charter (including, without limitation, the Guarantee Obligations pursuant to Clause 53 hereof, as amended hereby).

3	AMENDMENTS TO THE CHARTER

3.1	Amendments. The parties hereto agree to amend the Charter as follows with effect on and from the date hereof:

(a)	All references in the Charter to “the Guarantor” shall mean and refer to the Guarantors and in the singular shall mean any one of them as the context may require.

(b)	Clause 35(3) is amended and restated to read as follows:

“(3)	For the duration of the Charter Period, and until all Charter Party Obligations have been fulfilled and satisfied, the Guarantors covenant:

(a)           to be in compliance with:

(i)	either:

(x)
the financial covenants set forth in Section 7.13 of the Amended and Restated Credit Agreement dated as of March 26, 2008, as amended or supplemented from time to time, among Albemarle Maritime Corp., Arden Maritime Corp., Avon Maritime Corp., Birnam Maritime Corp., Bristol Maritime Corp., Chester Shipping Corp., Cumberland Navigation Corp., Darby Navigation Corp., Dover Maritime Corp., Elrod Shipping Corp., Exeter Shipping Corp., Frankfort Maritime Corp., Glenwood Maritime Corp., Hansen Shipping Corp., Hartley Navigation Corp., Henley Maritime Corp., Hudson Maritime Corp., Jessup Maritime Corp., Montrose Maritime Corp., Oldcastle Shipping Corp., Quentin Navigation Corp., Rector Shipping Corp., Remsen Navigation Corp., Sheffield Maritime Corp., Sherman Maritime Corp., Sterling Shipping Corp., Stratford Shipping Corp., Vedado Maritime Corp., Vernon Maritime Corp., Windsor Maritime Corp. and other persons named therein from time to time as Borrowers, (ii) the Original Guarantor as Holdings, (iii) TBS Shipping Services Inc. as Administrative Borrower, (iv) each lender from time to time party thereto as Lenders and (v) Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer, upon the terms and conditions of which a $267.5 million credit facility was made available to the Borrowers named therein (the “Bank of America Credit Facility Agreement”); or

(y)
such other financial covenants temporarily permitted under the Bank of America Credit Facility Agreement in lieu of the financial covenants set forth in Section 7.13 thereof pursuant to any amendment or waiver executed in respect of the Bank of America Credit Facility Agreement, regardless of whether the Bank of America Credit Facility Agreement is in effect (in which case the foregoing financial covenants shall apply in their last form before termination of the Bank of America Credit Facility Agreement), and

(ii)
clauses 10.2(h)(ii) and 10.2(i)(i) of the Loan Agreement dated as of January 16, 2008, as amended by the First Amendatory Agreement thereto dated as of March 23, 2009 and the Second Amendatory Agreement thereto dated as of December 31, 2009, among (i) Bedford Maritime Corp., Brighton Maritime Corp., Hari Maritime Corp., Prospect Navigation Corp., Hancock Navigation Corp., Columbus Maritime Corp. and Whitehall Marine Transport Corp. as Borrowers, (ii) the Guarantor as Guarantor, (iii) the banks and financial institutions named therein as Lenders, (iv) DVB Group Merchant Bank (Asia) Ltd. as Facility Agent and Security Trustee, (v) The Governor and Company of the Bank of Ireland (“BOI”) as Payment Agent, (vi) DVB Bank SE, BOI and Natixis as Swap Banks and (vii) Mount Washington LLC as Arranger;

(b)	to promptly inform the Owner in the event the Guarantors are not in compliance with any of the requirements of clause (a) above; and

(c)
to subordinate any and all claims of whatever nature which any Guarantor has or may hereafter have against the Charterer to any and all claims of whatever nature which the Owner has or may hereafter have against the Charterer during the Charter Period and until all Charter Party Obligations have been fulfilled.”

(c)	Clause 53 is amended and restated to read as follows:

“(1)           Obligations Guaranteed.

(a)
In consideration of the Commitments of the Owner, the Guarantors hereby unconditionally and irrevocably guarantee, jointly and severally, to the Owner, as primary obligors and not as mere sureties (i) the full and prompt payment of all amounts payable by the Charterer under the terms of this Charter, including but not limited to Charter Hire; insurance premiums and P&I calls; costs and fees, as the same shall become due and payable, whether at the stated time for payment thereof, or by acceleration upon a Charterparty Event of Default; (ii) the full and prompt payment of any indemnity for loss, claim, expense or liability that the Owner may suffer or incur by reason of or in connection with this Charter, or the operation, use or employment of the Vessel; and (iii) the full and prompt performance and observance by the Charterer of all obligations, undertakings, covenants and agreements required to be performed and observed by the Charterer under the terms of this Charter (items (i) through (iii), the “Guarantee Obligations”).

(b)
All payments by the Guarantors shall be paid in the lawful currency of the United States.  Each and every default in the payment or performance of the Guarantee Obligations, shall give rise to a separate cause of action hereunder, and separate suits may be brought as each cause of action arises.

(c)
The Guarantors further agree that the Guarantee Obligations constitute an absolute, unconditional, present and continuing guarantee of performance and payment and not of collection, and waive any right to require that any resort be had by the Owner to (i) any security held by or for the benefit of the Owner for payment or performance of the Guaranteed Obligations; (ii) the Owner’s right against any other person, or (iii) any other right or remedy available to the Owner by contract, applicable law, or otherwise.  The Guarantee Obligations are direct, unconditional and completely independent of the obligations of any other person or entity, and a separate cause of action or separate causes of action may be brought and prosecuted against the Guarantor without the necessity of any other party or previous proceeding with or exhausting any other remedy against any other person who might have become liable for the Guarantee Obligations or of realizing upon any security held by or for the benefit of the Owner.

(d)
The Guarantors shall pay to the Owner all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by the Owner upon the occurrence of a Charterparty Event of Default under the terms of this Charter.

(2)           Guarantee Obligations of Guarantor Unconditional.  The Guarantee Obligations shall be absolute and unconditional and shall remain in full force and effect until (a) all amounts due or payable under the Charter shall have been paid and (b) all other sums payable by the Charterer and the Guarantors under this Charter have been paid in full and, to the extent permitted by law, such Guarantee Obligations shall not be affected, modified, released or impaired by any state of facts or the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to or the consent of the Guarantors:

(a)	the invalidity, irregularity, illegality, frustration or unenforceability of, or any defect in this Charter or any collateral document related hereto;

(b)	any present or future law or order of any government (de jure or de facto) or of any agency thereof purporting to reduce, amend or otherwise affect this Charter or to vary any terms of payment;

(c)
the waiver, compromise, settlement, release, extension, change, modification or termination of any or all of the obligations of (x) the Charterer under this Charter (except by payment in full of all amounts due or payable under this Charter) or (y) the Guarantors with respect to the Guarantee Obligations (except by payment in full of all the Guarantee Obligations hereunder);

(d)	the failure to give notice to the Guarantor of the occurrence of a Charterparty Event of Default under the Charter;

(e)	the modification or amendment (whether material or otherwise) of any Guarantee Obligation under this Charter;

(f)	the taking of, or the omission to take, any of the actions referred to in this Charter;

(g)	any failure, omission, delay, or lack on the part of the Owner to enforce, assert or exercise any right, power or remedy conferred on the Owner in this Charter;

(h)
the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement or composition with creditors or readjustment of, or other similar proceedings affecting any Guarantor or any of its assets;

(i)
any event or action that would, in the absence of this Clause, result in the release or discharge of any Guarantor from the performance or observance of any of the Guarantee Obligations, other than the performance thereof;

(j)	the default or failure of any Guarantor to fully perform any of its Guarantee Obligations;

(k)	any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor;

(l)	the actual or purported assignment of this Charter or of any of the Guarantee Obligations;

(m)	to the extent permitted by law, the release or discharge of any Guarantor from the performance or observance of any guaranteed obligation, covenant or agreement contained herein by operation of law;

(n)
any limitation on the liability or obligations of the Charterer under this Charter or any termination, cancellation, frustration, invalidity or unenforceability, in whole or in part, of this Charter, or any term thereof;

(o)	the merger or consolidation or any sale, lease or transfer of any or all of the assets of the Charterer or any Guarantor to any person; or

(p)	any other occurrence whatsoever, whether similar or dissimilar to the foregoing.

(3)            Waiver by Guarantor; Expenses.  Each of the Guarantors hereby expressly (a) waives notice from the Owner of its acceptance and reliance on such Guarantor’s Guarantee or of any action taken or omitted in reliance hereon, (b) waives diligence, presentment, demand for payment, protest, any requirement that any right or power be exhausted or any action be taken against the Charterer or against any security for the Charterer’s obligations under this Charter, (c) waives any right to require a proceeding first against the Charterer or to exhaust any security for the performance of the obligations of the Charterer, (d) agrees that the liability of such Guarantor shall not be affected or decreased by any amendment, termination, extension, renewal, waiver, modification or any, pledge or assignment of this Charter or the rejection or disaffirmance thereof in any bankruptcy or like proceedings, and (e) agrees that if any payment under this Charter is rescinded or otherwise must be returned by the Owner or any assignee thereof for any reason whatsoever, then the Guarantee Obligations shall continue to be effective or reinstated with respect to such payment as though the Owner had never received such payment.  Each of the Guarantors agrees to pay all costs, fees, commissions and expenses (including, without limitation, all court costs and reasonable attorneys’ fees) which may be incurred by the Owner in enforcing or attempting to enforce the Guarantee Obligations following any default on the part of the Guarantors hereunder, whether the same shall be enforced by suit or otherwise.

(4)            Other Security.  The Owner may pursue its rights and remedies against the Guarantors notwithstanding (a) any security granted to the Owner under this Charter; and (b) any action taken or omitted to be taken by the Owner to enforce any of the rights or remedies with respect to any other security.

(5)            No Set-off by the Guarantors.  No set-off, abatement, recoupment, counterclaim, reduction or diminution of an obligation, or any defense of any kind or nature which any Guarantor has or may have with respect to a claim hereunder, shall be available hereunder to such Guarantor against the Owner.”

4	MISCELLANEOUS

4.1	References. Each reference in the Charter to “this Charter”, “hereunder”, “hereof”, “herein” or words of like import shall mean and refer to the Charter as amended hereby.

4.2
Effect of this Agreement.  Subject to the terms of this Agreement, with effect on and from the date hereof, the Charter shall be, and shall be deemed by this Agreement to have been, amended upon the terms and conditions stated herein and, as so amended, the Charter shall continue to be binding on each of the parties to it in accordance with its terms as so amended.

4.3
No other amendments.  Except as amended hereby, all other terms and conditions of the Charter remain unchanged and the Charter is hereby ratified and confirmed.  Without limiting the foregoing, each Guarantor ratifies and confirms that its guarantee under Clause 53 of the Charter, as amended hereby.

4.4	Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, Clause 26.2 of the Charter.

4.5	Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

4.6
Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or affecting the validity or enforceability of such provision in any other jurisdiction.

4.7
Payment of Expenses.  The parties hereto agree to pay or reimburse each of DVB Bank SE and DVB Bank America N.V. (collectively, the “Credit Parties”) for all reasonable expenses in connection with the preparation, execution and carrying out of this Agreement and any other document in connection herewith or therewith, including but not limited to, reasonable fees and expenses of any counsel whom the Credit Parties may deem necessary or appropriate to retain, any duties, registration fees and other charges and all other reasonable out-of-pocket expenses incurred by any of the Credit Parties in connection with the foregoing.

[SIGNATURE PAGES FOLLOW]

19113020 v1

WHEREFORE, the parties hereto have caused this Fourth Amendatory Agreement to be executed as of the date first above written.

ADIRONDACK SHIPPING LLC, as Owner By: /s/ Asandro Van Aerde Name: Asandro Van Aerde Title: Secretary	FAIRFAX SHIPPING CORP., as Charterer By: /s/ Christophil B. Costas Christophil B. Costas Attorney-in-Fact
TBS INTERNATIONAL LIMITED, as Guarantor By:/s/ Christophil B. Costas Christophil B. Costas Attorney-in-Fact	TBS INTERNATIONAL PUBLIC LIMITED COMPANY, as Guarantor By:/s/ Christophil B. Costas Christophil B. Costas Attorney-in-Fact
TBS HOLDINGS LIMITED, as Guarantor By:/s/ Christophil B. Costas Christophil B. Costas Attorney-in-Fact

CONSENT

Pursuant to Clause 10.2(k) of the Loan Agreement dated as of January 25, 2007, as amended, among Adirondack Shipping LLC and Rushmore Shipping LLC as Borrowers, the banks and financial institutions named therein as Lenders and DVB Bank America N.V. as Facility Agent and Security Trustee, the Facility Agent, for and on behalf of, and upon the instruction of, the Majority Lenders (as defined in said Loan Agreement), hereby consents and agrees to the foregoing Agreement.

DVB BANK AMERICA N.V.,
as Facility Agent for and on behalf of the Majority Lenders

By:  /s/ Jane Freeberg Sarma
Jane Freeberg Sarma
Attorney-in-Fact